UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Westinghouse Blvd., Suite A, Charlotte, NC 28273
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YCBD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 12, 2026 (the “Closing”), cbdMD, Inc., a North Carolina corporation (the “Company”) and Gaia Botanicals, LLC, a Colorado limited liability company (“Gaia”) and Gaia’s wholly owned subsidiaries entered into an Asset Purchase Agreement (the “Agreement”). Under the Agreement, the Company acquired substantially all of Gaia’s assets, including Gaia’s brand name, online CBD marketplace, https://www.bluebirdbotanicals.com/, related trademarks, inventory, certain other assets, and assumed certain liabilities. The https://www.bluebirdbotanicals.com/ website provides CBD education and information and a selection of high-quality CBD products, including, but not limited to, gummies, oils, soft gels, creams and CBD products for pets.

The Company acquired the assets for 425,000 shares of the Company’s restricted common stock issued on the Closing and an earnout amount of up to 525,000 shares of the Company’s restricted common stock, subject to the earnout share calculations and right of setoff as set forth in the Agreement. The shares subject to certain earnout share calculations shall be issued to Gaia on or before the sixtieth day following the first year anniversary of the Closing. The shares issued on Closing and the earnout shares are subject to a 180 day lock up agreement subject to certain limited transfers and dribble out provisions. Gaia is an accredited or otherwise sophisticated investor and the issuance of the shares of common stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the act.

The foregoing description of the terms and conditions of the Agreement is qualified in its entirety by references to such agreement which is filed as Exhibit 10.1 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement by and among cbdMD, Inc., Gaia Botanicals, LLC d/b/a Bluebird Botanicals, CBD CliniLabs LLC, and Precision Botanical LLC company dated January 12, 2026*
10.2	Lockup Agreement Gaia Botanicals, LLC and cbdMD, Inc., dated January 12, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementary a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: January 13, 2026	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Executive Officer and Chief Financial Officer